LOCK UP AND LEAK OUT AGREEMENT

This Agreement (the “Agreement”) is made by and between Frederick Garson (“Garson” or the “Shareholder”), and any of its affiliates, associates or designees, Mindpix Corporation, a Nevada corporation. (the “Company”), and Jonathan D. Leinwand, P.A. (the “Escrow Agent”).

RECITALS:

WHEREAS, Garson is the holder of 30,000,000 shares of Company Common Stock;

WHEREAS, Garson and the Company entered into a Mutual Release and Separation Agreement dated December 12, 2013;

WHEREAS in order to facilitate an orderly market for the Common Stock of the Company, the Shareholder and the Company desire to enter into this Agreement and restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Common Stock held by the Parties;

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Shareholder may transfer its shares of Common Stock to an affiliate, partner, subsidiary or trust provided that the transferee (or the legal representative of the transferee) executed an agreement to be bound by all terms of this Agreement.

2. The Shareholders may only resell the shares of Common Stock in accordance with Rule 144 and pursuant to an opinion of counsel acceptable the Company. The Company will cooperate with Garson in facilitating the deposit of such shares including providing opinions of counsel when necessary.

3. The Shareholders agree that they will not engage in any short selling of the shares of Common Stock.

4. This Agreement shall terminate twenty four (24) months from the Effective Date, and thereafter all provisions contained herein shall cease and be of no further force or effect.

5. The shares shall be held in escrow by the Escrow Agent and shall be released by the transfer of 5 million shares per month starting on the date hereof, upon notice to the Company by the shareholder. The shareholder may not request or sell more than 5,000,000 (Five Million) shares in any 30 day period. The Company shall request that the first two certificates be issued without a restrictive legend, the remainder with a restrictive legend and that the certificates will be delivered to the Escrow Agent within 10 days of the date hereof.

6. The Shareholder shall be entitled to its respective beneficial rights of ownership of the shares of Common Stock, including the right to vote the shares of Common Stock for any and all purposes.

7. Shareholder shall upon the execution of this agreement, irrevocably place and deposit in escrow the Shares with Escrow Agent.

8. The Parties hereby directs Escrow Agent to retain the Shares and not to cause anything to be done to release the same from escrow or allow any transfer, hypothecation or alienation thereof except as expressly provided herein.

9. The timing of the sale or sales or transfer or transfers of Shares within any month shall be in the Shareholder’s sole discretion up to the limitation amount.

10. The Parties hereby release and indemnify and save harmless Escrow Agent from and against all claims, suits, damages and expenses which may be occasioned by reason of Escrow Agent’s compliance in good faith with the terms hereof.

11. It is understood and agreed that the restrictions contained herein are reasonable.

12. This agreement shall, unless otherwise agreed in writing by all of the parties hereto, continue in force and effect from the date hereof until such time as all of the Shares have been released from escrow by Escrow Agent.

13. This agreement may be executed in any number of counterparts and may be delivered by facsimile transmission. All executed counterparts shall together form one original agreement, and such counterparts and facsimile transmissions, if more than one, shall be read together and construed as if the signing parties had executed one copy of this agreement.

14. This agreement shall ensure to the benefit of and be binding upon the parties hereto and each of their successors and assigns.

15. The parties agree to comply with all state and federal securities laws applicable to the Shares and the activities of the parties in respect of the performance of their obligations hereunder.

16. This agreement shall be governed by and construed in accordance with the laws of the State of Nevada and jurisdiction and venue for any action shall be in the Courts of Broward County, Florida.

17. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

18. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement at the address set forth below. All notices shall be deemed to be given on the same day if sent by overnight delivery or the second business date following the date of mailing.

19. The parties agree to comply with all state and federal securities laws applicable to the Shares and the activities of the parties in respect of the performance of their obligations hereunder.

20. This Agreement sets forth the entire understanding of the parties.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

MINDPIX CORPORATION

By:
Victor Siegel, President

FREDERIC GARSON

By:
Frederic Garson

ESCROW AGENT
JONATHAN D. LEINWAND, PA

By:
Jonathan Leinwand, Esq.

By:

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